Integrated Technology USA, Inc.                                     Exhibit 11.1
Earnings per share                                                  ------------


                                                                Days         Shares         Weighted
                                            Period Outstanding  Outstanding  Outstanding    Shares
                                            ------------------  -----------  -----------    ----------

Three Months Ended September 30, 1997

Balance at 7/1/97                           7/1/97-9/30/97               92     6,018,212     5,553,675,504
Exercise of Stock Options                   7/5/97-9/30/97               87         3,000           261,000
Exercise of Stock Options                   7/18/97-9/30/97              74         5,346           395,604
Exercise of Stock Options                   7/18/97-9/30/97              74         4,156           307,544
Exercise of Stock Options                   7/18/97-9/30/97              74         3,994           295,556
Exercise of Stock Options`                  8/28/97-9/30/97              33         2,092            69,036
Exercise of Stock Options                   9/4/97-9/30/97               26        11,410           296,660
                                                                                   ------

                                                                                6,048,210
                                                                                ---------



Nine Months Ended September 30, 1997

Balance at 7/1/97                           1/1/97-9/30/97               113    6,005,179       678,585,227
After repurchase of certain shares          4/23/97-9/30/97              160    5,995,179       952,828,640
Exercise of Stock Options                   1/20/97-9/30/97              253       38,032         9,622,096
Exercise of Bridge Warrants                 2/5/97-9/30/97               237       16,667         3,950,079
Exercise of Bridge Warrants                 3/20/97-9/30/97              194        8,334         1,616,796
Exercise of Stock Options                   7/5/97-9/30/97               87         3,000           261,000
Exercise of Stock Options                   7/18/97-9/30/97              74         5,346           395,604
Exercise of Stock Options                   7/18/97-9/30/97              74         4,156           307,544
Exercise of Stock Options                   7/18/97-9/30/97              74         3,994           295,556
Exercise of Stock Options`                  8/28/97-9/30/97              33         2,092            69,036
Exercise of Stock Options                   9/4/97-9/30/97               26        11,410           296,660
                                                                                   ------

                                                                               12,053,389
                                                                               ----------

                                                Weighted
                                                 Average         Net            Net Loss
                                                 Shares          Loss           Per Share
                                                 -------         ----           ---------

Three Months Ended September 30, 1997

Balance at 7/1/97                              6,018,212
Exercise of Stock Options                          2,837
Exercise of Stock Options                          4,300
Exercise of Stock Options                          3,343
Exercise of Stock Options                          3,213
Exercise of Stock Options`                           750
Exercise of Stock Options                          3,225
                                                   -----

                                                6,035,879      -1,881,529       -0.31
                                                ---------



Nine Months Ended September 30, 1997

Balance at 7/1/97                              2,485,660
After repurchase of certain shares             3,490,215
Exercise of Stock Options                         35,246
Exercise of Bridge Warrants                       14,469
Exercise of Bridge Warrants                        5,922
Exercise of Stock Options                          2,837
Exercise of Stock Options                          4,300
Exercise of Stock Options                          3,343
Exercise of Stock Options                          3,213
Exercise of Stock Options`                           750
Exercise of Stock Options                          3,225
                                                   -----

                                               6,037,466       -3,196,085       -0.53
                                               ---------